As filed with the Securities and Exchange Commission on March 5, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3404176
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

320 Bent Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

2010 Employee Stock Purchase Plan
(Full titles of the plans)

Peter M. Hecht
Chief Executive Officer
320 Bent Street
Cambridge, Massachusetts 02141

 (Name and address of agent for service)

(617) 621-7722

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000 (phone)

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	400,000 shares	$12.93	$5,172,000	$368.76

(1)          Represents Class A Common Stock that may be issued pursuant to the Registrant’s 2010 Employee Stock Purchase Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Class A Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)          Offering prices of shares that have not yet been issued as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the average high and low prices of the Class A Common Stock as reported by the Nasdaq Global Market on March 1, 2010 to be $13.30 and $12.56, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference herein the following documents filed by Ironwood Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

(a)                                  the Registrant’s prospectus filed with the SEC on February 4, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration statement on Form S-1 (File No. 333-163275), that contains audited financial statements of the Registrant for the latest fiscal period for which such statements have been filed;

(b)                                 the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2010; and

(c)                                  the description of the Registrant’s Class A Common Stock, $0.001 par value per share, which is contained in the Registrant’s registration statement on Form 8-A filed by the Registrant with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 29, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The registrant’s certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as a director or officer.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The Registrant’s certificate of incorporation and bylaws provide that it shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The Registrant has entered into indemnification agreements with its directors and certain of its officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Registrant’s registration statement on Form S-1 (File No. 333-163275), as amended, which provides for indemnification by the underwriters of the Registrant and its executive officers and directors, and by the Registrant of the underwriters, for certain liabilities, including liabilities arising under the Securities Act.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit

4.1                                 2010 Employee Stock Purchase Plan.

4.2                                 Eleventh Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-163275) and incorporated herein by reference).

4.3                                 Fifth Amended and Restated Bylaws (previously filed as Exhibit 3.4 to the registration statement on Form S-1 (File No. 333-163275) and incorporated herein by reference).

5.1                                 Opinion of Ropes & Gray LLP.

23.1                           Consent of Ernst & Young, LLP.

23.2                           Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1                           Powers of Attorney (included on the signature page in Part II).

Item 9.  Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the

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foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 5th day of March, 2010.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ PETER M. HECHT
Name:	Peter M. Hecht
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter M. Hecht and Michael J. Higgins, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Ironwood Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PETER M. HECHT	Chief Executive Officer and Director	March 5, 2010
Peter M. Hecht	(Principal Executive Officer)

/s/ MICHAEL J. HIGGINS	Chief Operating Officer & Chief Financial Officer	March 5, 2010
Michael J. Higgins	(Principal Financial Officer & Principal Accounting Officer)

/s/ JOSEPH C. COOK, JR.		March 5, 2010
Joseph C. Cook, Jr.	Chairman of the Board

/s/ GEORGE CONRADES		March 5, 2010
George Conrades	Director

/s/ DAVID EBERSMAN		March 5, 2010
David Ebersman	Director

Signature	Title	Date

/s/ MARSHA FANUCCI		March 5, 2010
Marsha Fanucci	Director

/s/ TERRANCE G. MCGUIRE		March 5, 2010
Terrance G. McGuire	Director

/s/ GINA BORNINO MILLER		March 5, 2010
Gina Bornino Miller	Director

/s/ BRYAN E. ROBERTS		March 5, 2010
Bryan E. Roberts	Director

/s/ DAVID E. SHAW		March 5, 2010
David E. Shaw	Director

/s/ CHRISTOPHER T. WALSH		March 5, 2010
Christopher T. Walsh	Director

EXHIBIT INDEX

4.1                                 2010 Employee Stock Purchase Plan.

4.2                                 Eleventh Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-163275) and incorporated herein by reference).

4.3                                 Fifth Amended and Restated Bylaws (previously filed as Exhibit 3.4 to the registration statement on Form S-1 (File No. 333-163275) and incorporated herein by reference).

5.1                                 Opinion of Ropes & Gray LLP.

23.1                           Consent of Ernst & Young, LLP.

23.2                           Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1                           Powers of Attorney (included on the signature page in Part II).